Exhibit 99.1

For:	Cygne Designs, Inc.

Cygne Designs, Inc.
Jay Furrow, CEO
(212) 997-7767, ext. 242

CYGNE DESIGNS, INC. ANNOUNCES RESIGNATION OF CFO

New York, New York, June 9, 2008-Cygne Designs, Inc. (NASDAQ: CYDS) today announced the resignation of Roy E. Green, its Senior Vice President, Chief Financial Officer, Treasurer and Secretary effective June 7, 2008.

Effective immediately, Nomaan Yousef has been appointed to the position Chief Financial Officer, Treasurer and Secretary in which capacity he will perform the functions of principal financial and principal accounting officer of the Company until permanent successors are named.

Cygne Designs, Inc. is a designer, merchandiser, manufacturer and distributor of branded and private label women’s denim, casual and career apparel with sales to retailers located in the United States.

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those projected. Such risks and uncertainties are discussed more fully in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008 and the Company’s other filings with the Securities and Exchange Commission.